#64U – December 7, 2012	Contact:	Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Details Strategic and Financial Targets

2012 Base Earnings Guidance Remains Unchanged

2013 Base EPS Estimate Established at $2.24 to $2.32

Free Cash Flow Estimated to Grow to $130 Million in 2013, After Dividends

Hartsville, S.C. – Sonoco (NYSE: SON) Chairman and Chief Executive Officer Harris E. DeLoach Jr., President, Chief Operating Officer and CEO-elect M. Jack Sanders and Vice President and Chief Financial Officer Barry L. Saunders, today provided the investment community in New York with an update on the Company’s 2012 performance and outlined the Company’s strategic initiatives and financial outlook.

2012 Base Earnings Guidance Unchanged; 2013 Estimates Established

Sonoco expects fourth quarter and full-year 2012 base earnings to be unchanged from the Company’s previously announced guidance of $.52 to $.56 and $2.17 to $2.21 per diluted share, respectively. The Company reported fourth quarter and full-year 2011 base earnings of $.46 and $2.29 per diluted share, respectively. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

“At this point in the quarter, we have not seen any significant changes in business conditions that would cause us to revise guidance, but customer order patterns remain somewhat erratic and overall economic activity is uncertain,” said Sonoco’s CFO Saunders.

“Sonoco expects to recognize about $12 million in additional tax expense in the fourth quarter of 2012 associated with the repatriation of cash held outside the United States. This one-time charge is excluded from the Company’s base earnings projections,” Saunders said.

Commenting on the Company’s 2012 expected results, DeLoach said, “Obviously, our performance in 2012 is not what we expected when we began the year. That said, we have weathered a difficult economic and operating environment and made changes we believe will improve our performance in the future.”

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www.sonoco.com

Sonoco Details Strategic and Financial Targets – page 2

Sonoco estimates 2013 base earnings per diluted share to be in the range of $2.24 to $2.32, with a projected midpoint of $2.28 per diluted share. Saunders said the Company’s midpoint guidance assumes a $.20 per share improvement stemming from modest volume growth, productivity improvements and a slightly positive price/cost relationship. Offsetting these improvements is approximately $.11 in negative items, including an estimated $.09 per share impact from higher year-over-year pension expenses.

Free Cash Flow Outlook Provided; Capital Deployment Plans Outlined

DeLoach pointed out that despite lower expected earnings through the first nine months of 2012, cash flow from operations has increased 125 percent year over year to nearly $297 million, due to lower pension and post retirement contributions and beneficial changes in working capital. For 2012, the Company expects to generate free cash flow of approximately $90 million, after paying approximately $120 million in dividends to shareholders.

Looking forward, Sonoco is projecting that annual cash flow from operations could average approximately $460 million over the next several years. For 2013, free cash flow, after dividends, is estimated to increase to approximately $130 million, due primarily to anticipated lower pension contributions, CFO Saunders said.

President, COO and CEO-elect Sanders outlined Sonoco’s anticipated capital deployment plans saying, “Our first priority will be to maintain our strong investment grade credit rating. With the repatriation of cash and the use of free cash flow, we expect to make significant debt reduction payments in 2013.

“In addition, we plan to continue investing in our targeted growth businesses while optimizing operations in our more mature businesses. Our dividend policy is unchanged and we expect to continue rewarding our shareholders with cash dividends as we have for 350 consecutive quarters, going back to 1925. For 2013 through 2015, our remaining available cash is expected to total approximately $260 million and be available for targeted acquisitions and/or share repurchases.”

Strategy Focusing Resources to Targeted Growth Businesses

Sanders said that Sonoco will be focusing resources and investment in businesses which serve faster growing markets, including the Company’s Consumer Packaging and Protective Solutions businesses and selected emerging market development opportunities for composite cans and tubes and cores.

“We are targeting to grow our top-line sales to between $5.5 and $6.0 billion by the end of 2015,” said Sanders. “We must drive organic growth in our faster growing businesses and optimize operations in our more mature businesses by focusing on market share management and cost optimization.”

Sanders cited the following 2012 and 2013 growth projects, by business segment, as examples of the Company’s growth strategy.

•	Rigid Paper and Closures

•	Sonoco is establishing a new composite can production facility in Johor Bahru, Malaysia, to meet the growing appetite for premium stacked chips throughout Asia.

•	Stacked chip capacity is likely to be added in 2013 in Brazil and a review of growth opportunities in Eastern Europe is underway.

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Sonoco Details Strategic and Financial Targets – page 3

•	Rigid Plastics

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Sonoco started up in the third quarter of 2012 a new multilayer, trim-in-place thermoforming line at its Waynesville, N.C., facility to produce of a variety of containers for chilled and thermally processed shelf stable foods.

•	The Company plans to invest $7 million in 2013 to add a third multilayer, barrier bottle production line for nutraceutical beverages at its Columbus, Ohio, production facility.

•	In the third quarter of 2012, the Company commenced commercial operation of a new $15 million 142,000-square-foot plant in New Albany, Ohio, to produce PET personal care bottles.

•	Flexible Packaging

•	Investment is being made to add a new rotogravure press to the Company’s Morristown, Tenn., facility in 2013.

•	Display and Packaging

•	Expanded packaging fulfillment capacity in Brazil and a new in-DC (distribution center) facility in the U.S. were put in operation in 2012.

•	Protective Solutions

•	An investment of $15 million is planned in 2013 to build two new custom-molded foam fabricating facilities in the United States and Mexico to serve the growing automotive component market.

Key Takeaways

Sanders concluded the Company’s review by saying, “2013 is projected to be a better year, but again we don’t expect any real help from the global economy. In addition, we expect to face pension headwinds. However, free cash flow, after dividends, is expected to increase by up to 40 percent next year to $130 million.”

“Our extended outlook through 2015 could see our top line reach $5.5 billion and earnings growing at compound rate of about 8 percent. To fully meet our financial targets we may need to make some minor course corrections along the way, including considering how we are organized so we can better satisfy the customer.”

Event Replay

A replay of Sonoco’s presentation will available beginning at 10 a.m. ET on Dec. 7, 2012, and continue through midnight ET on Dec. 17, 2012. The toll-free replay number in the U.S. is 888/286-8010 and the international replay number is +617/801-6888. The replay access code is 97565999. The webcast and presentation of the event will be archived for 90 days on the Company’s website at www.sonoco.com, under Conference Calls.

About Sonoco

Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $4.5 billion, the Company has more than 19,600 employees working in over 340 operations in 34 countries, serving many of the world’s best known brands in some 85 nations. Sonoco is a proud member of the 2012/2013 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

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Sonoco Details Strategic and Financial Targets – page 4

Forward-looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases, producing improvements in earnings, financial results for future periods and creation of long-term value for shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing business on operating results;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or its suppliers in needed amounts and/or on reasonable terms;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	pricing pressures, demand for products and ability to maintain market share;

•	continued strength of our paperboard-based tubes and cores, and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	ability to win new business and/or identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•	rate of growth in foreign markets;

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

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Sonoco Details Strategic and Financial Targets – page 5

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, sonoco.com.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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